Exhibit 99.1

1615 SOUTH 52nd STREET, TEMPE, ARIZONA (480) 449-8900 FAX (480) 449-8929

NEWS RELEASE

For Release	July 2, 2007
Contact	(480) 449-8900	(212) 355-4449
	Norman Stout	Steve Frankel / Jennifer Friedman
	Inter-Tel Chief Executive Officer	Joele Frank, Wilkinson Brimmer Katcher

INTER-TEL SPECIAL MEETING OF STOCKHOLDERS REGARDING MITEL

MERGER TO BE HELD ON JULY 23, 2007

TEMPE, AZ, July 2, 2007 – Inter-Tel (Delaware), Incorporated (NASDAQ: INTL) announced today that the Special Meeting of Stockholders to vote on the merger with Mitel Networks Corporation has been rescheduled for July 23, 2007 in Phoenix. The Board of Directors has set the close of business on July 9, 2007 as the Record Date for determining the Inter-Tel stockholders who are entitled to notice of and to vote at the Special Meeting. Details regarding the time and location of the Special Meeting and other relevant information will be included in supplemental proxy materials to be filed with the SEC and distributed to stockholders promptly after the July 9th Record Date.

The company also announced that if the Mitel merger is not approved, it will hold its 2007 Annual Meeting of Stockholders on September 12, 2007. The Board of Directors has set the close of business on August 6, 2007 as the Record Date for determining the Inter-Tel stockholders who are entitled to notice of and to vote at the Annual Meeting. Any stockholder notice of director nominations or other business to be brought before the Annual Meeting must be received by the Secretary of the Company no later than the close of business on July 12, 2007.

As previously announced on April 26, 2007, Inter-Tel entered into a definitive merger agreement whereby Mitel will acquire Inter-Tel for $25.60 per Inter-Tel share in cash, representing a total purchase price of approximately $723 million.

Stockholders with questions or who need assistance in voting their shares at the Special Meeting may call the Company’s proxy solicitor for the Special Meeting, Innisfree M&A Incorporated, toll-free at 888-750-5834 (banks and brokers may call collect at 212-750-5833).

About Inter-Tel (Delaware), Incorporated

Inter-Tel (Nasdaq: INTL) offers value-driven communications products; applications utilizing networks and server-based communications software; and a wide range of managed services that include voice and data network design and traffic provisioning, custom application development, and financial solutions packages. An industry-leading provider focused on the communication needs of business enterprises, Inter-Tel employs approximately 1,940 communications professionals, and services business customers through a network of 57 company-owned, direct sales offices and approximately 300 authorized providers in North America, the United Kingdom, Ireland, Australia and South Africa. More information is available at www.inter-tel.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, concerning the pending acquisition of Inter-Tel by Mitel and the leveraged recapitalization strategy proposed by Mr. Mihaylo, among other things. Forward-looking statements are statements in the future tense or that include words such as “intends,” “believe”, “expect”, “proposed”, “anticipates” and words of similar import.

Forward-looking statements are based on assumptions, suppositions and uncertainties, as well as on management’s best possible evaluation of future events. However, actual results may differ materially from those reflected in forward-looking statements based on a number of factors, many of which are beyond the control of Inter-Tel. Such factors may include, without excluding other considerations, fluctuations in quarterly results, evolution in customer demand for Inter-Tel’s products and services, risks associated with the proposed acquisition by Mitel or the outcome of any discussions with or actions by Mr. Mihaylo, the impact of price pressures exerted by competitors, and general market trends or economic changes.

Additional Information

In connection with the pending Mitel merger, Inter-Tel filed a definitive proxy statement with the Securities and Exchange Commission on May 29, 2007. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY AMENDMENTS OR SUPPLEMENTS THERETO BECAUSE THEY CONTAIN, OR WILL CONTAIN, IMPORTANT INFORMATION. Copies of the definitive proxy statement and other documents filed by Inter-Tel can be obtained without charge at the Securities and Exchange Commission’s web site at www.sec.gov or from Inter-Tel by contacting Inter-Tel (Delaware), Incorporated, Attention: Investor Relations, 1615 S. 52nd Street, Tempe, AZ 85281, Telephone: 480-449-8900.

Inter-Tel and its directors, officers and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger with Mitel. Information concerning the interests of Inter-Tel’s participants in the solicitation is included in the definitive proxy statement.

Inter-Tel and the Inter-Tel logo are trademarks of Inter-Tel (Delaware), Incorporated.

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